Exhibit 21.1

Subsidiaries of the Company

Name of Subsidiary	Jurisdiction of Incorporation	Name under which they do business

3053840 Nova Scotia Company	Nova Scotia	same
3053841 Nova Scotia Company	Nova Scotia	same
3094494 Nova Scotia Company	Nova Scotia	same
Agawam Mill, LP	Delaware	same
Bernard Belgium SA	Belgium	same
Bernard France SAS	France	same
Bernard Supplies Limited	UK	same
Business Office Supply B.V.	Netherlands	Office Centre
Cherokee Mill, LP	Delaware	same
Clip & Paper B.V.	Netherlands	same
Coppell Mill, LP	Delaware	same
Damster Kantooristallaties B.V.	Netherlands	same
Fareham Developments (One) Limited	United Kingdom	same
Fareham Developments (Two) Limited	United Kingdom	same
Filatures du Vert Touquet S.a.r.l.	France	same
Hong Kong Staples Brands Limited	China	same
Idasil Investimentos Imobiliarios S.A.	Portugal	IDASIL
Jean Paul Guisset —JPG France SAS	France	JPG
JPG Benelux Sp.r.l.	Belgium	same
JPG Netherlands B.V.	Netherlands	JPG Quill
Kross Office Outfitters, Inc.	Kansas	same
Lebanon Mill, LP	Delaware	same
Malling Beck AsP	Denmark	same
Medical Arts Press, Inc.	Minnesota	MAP
Milbro, Inc.	Delaware	same
MondOffice s.r.l.	Italy	same
Neat Ideas Limited	United Kingdom	same
OA365 International Company Limited	Cayman Islands	same
Officenet Comercio de Materias para Escritorio Ltda.	Brazil	same
Officenet, B2 Express — Comercio, Servicos e Representacoes Ltda.	Brazil	same
Office Net S.A.	Argentina	same

Name of Subsidiary	Jurisdiction of Incorporation	Name under which they do business

OFCEP - Office Centre Portugal - Equipamento de Escritório, Lda	Portugal	Office Centre
Peterborough, L.P.	Ontario, Canada	same
Pressel AG	Switzerland	same
Pressel Kereskedelmi Kft.	Hungary	same
Pressel Post B.V.	Netherlands	same
Pressel Post b.v.b.a.	Belgium	same
Pressel Sarl	France	same
Pressel Sp z.o.o	Poland	same
Pressel Systems Sp z.o.o	Poland	same
Pressel Systems spol.s.r.o.	Czech Republic	same
Pressel Versand GmbH	Germany	same
Pressel Versand International GmbH	Austria	same
QSDD UK Limited	United Kingdom	same
Quill Corporation	Delaware	same
Quill Kontorslagret AB	Sweden	Quill Kontorslagret
Quill Lincolnshire, Inc.	Delaware	same
Reliable France SAS	France	same
SCI Le Ferrain	France	same
SCI Le Tuquet	France	same
Sistemas Kalamazoo S.L.	Spain	same
Smilemakers Canada, Inc.	South Carolina	same
Smilemakers for Children Company	Canada	same
Smilemakers, Inc.	South Carolina	same
SOM Hagerstown, Inc.	Delaware	same
Staples (Deutschland) GmbH	Germany	same
Staples Airport Express, L.L.C.	Delaware	same
Staples (Asia) Investments Limited	Cayman Islands	same
Staples Austria GmbH	Austria	same
Staples Belgium BVBA	Belgium	same
Staples Business Insurance Agency, L.L.C.	Massachusetts	same
Staples Catalog SAS	France	same
Staples (China) Investment Co., Ltd.	China	same

Name of Subsidiary	Jurisdiction of Incorporation	Name under which they do business

Staples Commerce & Trade Company Ltd.	China	same
Staples Connecticut, Inc.	Connecticut	same
Staples Contract & Commercial, Inc.	Delaware	same
Staples Delivery Limited	United Kingdom	same
Staples Employment Services Limited	United Kingdom	same
Staples Enterprise Risk Solutions, Inc.	Vermont	same
Staples Europe Holdings, G. P.	Bermuda	same
Staples Express at the Airport, L.L.C.	Delaware	same
Staples Foundation for Learning, Inc.	Massachusetts	same
Staples France Holding SAS	France	same
Staples Global Holdings, L.P.	Bermuda	same
Staples GP, LLC	Delaware	same
Staples Insurance Agency, Inc.	Delaware	same
Staples Intermediary Holdings L.P.	Bermuda	same
Staples International Limited	United Kingdom	same
Staples International, Inc.	Delaware	same
Staples Luxco S.a.r.l.	Luxembourg	same
Staples Mail Order UK Limited	United Kingdom	same
Staples Netherlands B.V.	Netherlands	same
Staples of Maryland, LLC	Delaware	same
Staples Office Centre Grosshandels GmbH & Co.KG	Germany	same
Staples Office Centre Verwaltungs GmbH	Germany	same
Staples Partners, LLC	Delaware	same
Staples Product Sourcing Group Europe, B.V.B.A.	Belgium	same
Staples Security Corporation	Massachusetts	same
Staples the Office Superstore East, Inc.	Delaware	same
Staples the Office Superstore, Limited Partnership	Massachusetts	same
Staples the Office Superstore, LLC	Delaware	same
Staples Transportation LLC	Delaware	same
Staples UK Limited	United Kingdom	same
Staples UK Retail Limited	United Kingdom	Office World

Name of Subsidiary	Jurisdiction of Incorporation	Name under which they do business

Staples Value, LLC	Virginia	same
Sundex SNC	France	same
The Business Depot, Ltd.	Ontario, Canada	Staples The Business Depot
Staples The Office Superstore
Bureau en Gross
Thrive Networks, Inc.	Massachusetts	same
UB Staples Corporation Limited	Cayman Islands	same
Wellbox Handels GmbH	Austria	same